Silicon Valley Bank

Amendment to Loan Documents

Borrower(s):	Wave Wireless Corporation, a Delaware corporation formerly known as P-COM, Inc. (“Parent”) and P-Com Network Services, Inc., a Delaware corporation (“Services Sub”)

Date: As of September 17, 2005

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into between, on the one hand, SILICON VALLEY BANK (“Silicon”), whose address is 3001 Tasman Drive, Santa Clara, California 95054, and, on the other hand, the borrower(s) named above (individually and collectively, and jointly and severally, the “Borrower”), whose chief executive office is located at 1996 Lundy Ave., San Jose, California 95131.

Borrower and Silicon are parties to that certain Loan and Security Agreement, dated September 20, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement) and that certain Loan and Security Agreement (Exim Program), dated September 20, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the “Exim Loan Agreement). (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement. The Loan Agreement, Exim Loan Agreement and all other present and future documents, instruments and agreements relating thereto are referred to herein collectively as the “Loan Documents”.)

1.	Limited Consent to Name Change of P-COM, INC.; References in Loan Documents to “P-COM, INC.” Effective August 22, 2005, Parent changed its legal name from P-COM, INC. to Wave Wireless Corporation (the “Designated Name Change”). Silicon hereby consents to the Designated Name Change, and Silicon and Borrower hereby agree that, from and after August 22, 2005, all references in the Loan Documents to “P-COM, INC.” or words of like import referring to Parent shall mean and refer to Wave Wireless Corporation. It is understood by the parties hereto, however, that the foregoing consent to the Designated Name Change does not constitute a consent to any other name change of any Borrower, or a waiver of any other provision or term of any Loan Document, nor an agreement to consent in the future to any other name change of any Borrower or to waive in the future any other provision or term of any Loan Document.

2.	Limited Consent relative to Services Sub. Silicon previously consented to the disposition by Parent of all of its right, title, and interest in and to Services Sub or to the dissolution of Services Sub, all as set forth in Section 3 of that certain Amendment to Loan Documents, dated as of May 1, 2003, between Borrower and Silicon (the “May 2003 Amendment”). As of the date hereof, Parent has not yet disposed of all of its right, title, and interest in and to Services Sub and Services Sub has not yet been wound up and dissolved, but Services Sub is no longer in good standing. Borrower hereby: (a) reaffirms the provisions of such Section 3 of the May 2003 Amendment; (b) represents and warrants that Services Sub does not own any material assets, and does not conduct any business; and (c) covenants and agrees that Services will not own any material assets and will not conduct any business. Based on the foregoing, Silicon hereby consents to Services Sub no longer being in good standing. It is understood by the parties hereto, however, that the foregoing consent to Services Sub no longer being in good standing does not constitute a consent to any other Borrower not being in good standing, or a waiver of any other provision or term of any Loan Document, nor an agreement to consent in the future to any other Borrower not being in good standing or to waive in the future any other provision or term of any Loan Document.

3.	Modifications of Loan Documents.

(a)	Section 4 of the Schedule to the Loan Agreement hereby is amended and restated in its entirety to read as follows:

4.	MATURITY DATE

(Section 6.1): November 17, 2005.

(b)	Section 4 of the Schedule to the Exim Loan Agreement hereby is amended and restated in its entirety to read as follows:

4.	MATURITY DATE

(Section 6.1): November 17, 2005.

(c)	The portion of Section 1 of the Schedule to the Loan Agreement that currently reads as follows:

An amount not to exceed the lesser of: (i) $500,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) 75% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above); provided that the total outstanding Obligations under this Loan Agreement and under the Exim Agreement (as defined below) shall not at any time exceed $2,500,000 (the “Overall Credit Limit”).

, hereby is amended and restated in its entirety to read as follows:

An amount not to exceed the lesser of: (i) $500,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) the sum of (y) 75% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above), plus (z) the Permitted Overadvance Amount (as defined below); provided that the total outstanding Obligations under this Loan Agreement and under the Exim Agreement (as defined below) shall not at any time exceed $2,500,000 (the “Overall Credit Limit”).

As used herein, the term “Permitted Overadvance Amount” means, as of any date of determination, an amount equal to: (a) $-0-, at all times prior to September 17, 2005; (b) $200,000, solely during the period commencing on September 17, 2005 and ending on October 16, 2005; and (c) $-0-, at times from and after October 17, 2005.

(d)	The portion of Section 6 of the Schedule to the Loan Agreement that currently reads as follows:

For each of the months ending July 31, 2005, August 31, 2005 and September 30, 2005, Borrower shall maintain a Tangible Net Worth of not less than <$5,200,000> plus (i) 20% of all net equity gain (as defined below) received after June 30, 2005 for equity securities and subordinated debt of the Borrower, plus (ii) 25% of the Borrower’s net income in each fiscal quarter ending as of June 30, 2005 and thereafter.

, hereby is amended and restated in its entirety to read as follows:

For the month ending July 31, 2005, Borrower shall maintain a Tangible Net Worth of not less than <$5,200,000> plus (i) 20% of all net equity gain (as defined below) received after June 30, 2005 for equity securities and subordinated debt of the Borrower, plus (ii) 25% of the Borrower’s net income in each fiscal quarter ending as of June 30, 2005 and thereafter.

For each of the months ending August 31, 2005, September 30, 2005 and October 31, 2005, Borrower shall maintain a Tangible Net Worth of not less than the TNW Base Amount (as defined below) plus (i) 25% of all net equity gain (as defined below) received after October 31, 2005 for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending as of September 30, 2005 and thereafter.

As used herein, the term “TNW Base Amount” means, as of any date of determination, (y) <$3,250,000> with respect to each of the months ending August 31, 2005 and September 30, 2005, and (z) <$4,000,000> with respect to each month thereafter.

4.	Provisions relative to A&R Warrant.

(a)	Pursuant to Section 5 of the May 2003 Amendment, Parent and Silicon previously entered into the A&R Warrant referred to therein. Borrower and Silicon hereby acknowledge that, since May 1, 2003 (i.e., the “Amendment and Restatement Date” set forth in the A&R Warrant), one or more events have occurred that require adjustment to the number of “Shares” (as defined in the A&R Warrant) in accordance with Article 2 of the A&R Warrant. Borrower hereby covenants and agrees to deliver to Silicon, as promptly as practicable and in any event not later than 30 days following the date of this Amendment, a Certificate of the Chief Financial Officer of Parent identifying, in reasonable detail, each such event that has occurred since May 1, 2003 and computing the resulting adjustment, in accordance with Article 2 of the A&R Warrant, of the number of “Shares” for which the A&R Warrant is exercisable or convertible in accordance with its terms, which computation needs to be acceptable to Silicon in its good faith business judgment.

(b)	Borrower and Silicon hereby agree to modify the “Warrant Price” set forth in the preamble of the A&R Warrant to equal, as of the date of this Amendment (and subject to further adjustment (if any) in accordance with the terms thereof), a per share price equal to the sum of (i) the 5-consecutive-trading-day average closing price, determined as of the Business Day immediately preceding the date of this Amendment, relative to one “Share” of Common Stock of Parent, plus (ii) $0.05. As promptly as practicable and in any event not later than 30 days following Silicon’s receipt of the adjustment certificate described in Section 4(a) above, Borrower and Silicon shall execute and deliver a Second Amended and Restated Warrant to Purchase Stock that amends and restates the A&R in its entirety solely to reflect such modification of the Warrant Price and such adjustments to the number of “Shares” (the “2nd A&R Warrant”) in exchange for the A&R Warrant. Thereafter, references in the Loan Documents to the “Warrant” or words of like import referring to the A&R Warrant shall mean and refer instead to the 2nd A&R Warrant.

5.	Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement and the Exim Loan Agreement, each as modified hereby, are true and correct in all material respects (except to the extent such representations may be affected by transactions permitted by the Loan Agreement or the Exim Loan Agreement, each as modified hereby).

6.	Fees. In consideration for Silicon entering into this Agreement:

(a) Borrower shall concurrently pay Silicon a fee in the amount of $7,083.33, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

(b) Borrower shall pay Silicon, on the date 30 days following the date of this Amendment, an additional fee in the amount of $8,000.00, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

7.	General Provisions. This Amendment, the Loan Agreement, the Exim Loan Agreement, the prior written amendments thereto, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and under-standings between the parties with respect to the subject hereof. All of the terms and provisions of the Loan Agreement, the Exim Loan Agreement, and all other Loan Documents, as expressly amended hereby, shall continue in full force and effect and the same are hereby ratified and confirmed.

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8.

Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same document. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. The foregoing shall apply to each other Loan Document mutatis mutandis.

Borrower:
WAVE WIRELESS CORPORATION, a Delaware corporation formerly known as P-COM, Inc. BY	Silicon:
President or Vice President BY Secretary or Assistant Secretary	SILICON VALLEY BANK By Title

Borrower:
P-COM NETWORK SERVICES, INC., a Delaware corporation BY President or Vice President BY Secretary or Assistant Secretary